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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
DRS TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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June 29, 2005

Dear Fellow Stockholder:

        On behalf of the Board of Directors, I cordially invite you to attend DRS Technologies' 2005 Annual Meeting of Stockholders. This year's meeting will be held at 11:00 a.m. EDT on Thursday, August 4, 2005, at the Hanover Marriott Hotel, 1401 Route 10 East, Whippany, New Jersey. I look forward to personally greeting those of you who attend the meeting. You are invited to join the Board of Directors and representatives of senior management for light refreshments beginning at 10:30 a.m.

        The annual meeting will begin with the voting on matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement, followed by a presentation on your Company and our fiscal 2005 performance.

        Your vote is important. Please review the instructions on the proxy and voting instruction card. Whether or not you plan to attend the annual meeting, please be sure your shares are represented at the meeting by voting as soon as possible. You may vote over the internet, by telephone or by mailing your proxy solicitation/voting instruction card.

        Thank you for your ongoing support and continued interest in DRS Technologies. I look forward to seeing you on August 4th.

Sincerely,

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on August 4, 2005

To the Stockholders of DRS TECHNOLOGIES, INC.:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "meeting") of DRS Technologies, Inc., a Delaware corporation ("DRS"), will be held at the Hanover Marriott, 1401 Route 10 East, Whippany, New Jersey 07981, at 11:00 a.m., local time, on Thursday, August 4, 2005, for the following purposes:

  (1)
  To elect three Class I directors, each to hold office for a term of three years;

  (2)
  To ratify the appointment of KPMG LLP as DRS's independent registered public accounting firm; and

  (3)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on June 23, 2005 are entitled to notice of and to vote at the meeting and any adjournment thereof.

By Order of the Board of Directors, DRS Technologies, Inc.
NINA LASERSON DUNN Secretary
Parsippany, New Jersey
June 29, 2005

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please vote as soon as possible. To vote your shares, call the toll-free telephone number (1-866-540-5760), use the internet as described in the instructions on the enclosed proxy card, or complete, sign, date and mail your proxy card. Voting by telephone, over the internet or by written proxy will assure that your vote is counted at the meeting if you do not attend in person.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
AUGUST 4, 2005

        We are providing these proxy materials in connection with the solicitation of proxies by DRS Technologies, Inc. ("DRS") on behalf of the board of directors of DRS (the "board") for DRS's 2005 annual meeting of stockholders to be held on Thursday, August 4, 2005, at 11:00 a.m., local time, at the Hanover Marriott, 1401 Route 10 East, Whippany, New Jersey 07981, or any adjournments or postponements thereof (the "meeting"). "We," "our," "us," "the Company" and "DRS" each refers to DRS Technologies, Inc.

        We are sending these proxy materials on or about July 7, 2005 to all stockholders of DRS as of June 23, 2005, the record date for the meeting. Stockholders who owned DRS common stock at the close of business on June 23, 2005 are entitled to attend and vote at the meeting. As of June 28, 2005, there were 27,731,154 shares of common stock outstanding, each entitled to one vote. A stockholder list will be available for examination by DRS stockholders at the meeting and at the offices of the Company at 5 Sylvan Way, Parsippany, New Jersey 07054, during ordinary business hours during the ten-day period prior to the meeting for any purpose germane to the meeting.

Voting and Revocation of Proxies

        If your proxy is properly submitted and you do not revoke it, the persons named on the proxy card, or their substitutes, will vote the shares of common stock represented by your proxy in accordance with your directions. You are urged to grant or withhold authority to vote for the nominees for election as directors and to specify your choice between approval or disapproval of, or abstention with respect to, any other matter by marking the appropriate boxes on the proxy. If you submit a proxy without instructions marked on it, it will be voted for the nominees named on the card and as recommended by the board with respect to other matters.

        The delivery of a proxy does not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by giving written notice of its revocation to the Secretary of DRS at 5 Sylvan Way, Parsippany, New Jersey 07054, by executing and delivering another proxy dated after the proxy to be revoked, by a later-dated vote by telephone or on the internet, or by attending the meeting and voting in person.

Voting Rights and Quorum

        Each outstanding share of common stock entitles the holder to one vote on all matters presented at the meeting. The presence at the meeting in person or by proxy of a majority of the outstanding shares of common stock eligible to vote shall constitute a quorum for the election of directors and for the transaction of other business at the meeting. If you are present in person or by proxy and you abstain as to any matter or if we have received a broker non-vote on your behalf, your abstention or broker non-vote will not be counted as a vote cast as to the matter to which it relates. Abstentions and broker non-votes will, however, be considered part of the quorum.

ELECTION OF DIRECTORS

        The board is divided into three classes: Class I directors, Class II directors and Class III directors. The members of one of the three classes of directors are elected each year. Directors hold office for three-year terms and until their successors are elected and qualified. The board currently is composed of ten directors. The stockholders will elect three Class I directors at the meeting.

        If a quorum of stockholders is present in person or by proxy at the meeting, stockholders will elect directors by a plurality of the votes cast by such holders. A proxy that has properly withheld authority with respect to one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The Class II directors, Messrs. Ira Albom and Mark N. Kaplan and General Dennis J. Reimer, will continue to serve until the expiration of their terms in 2006. The Class III directors, Messrs. William F. Heitmann, C. Shelton James and Eric J. Rosen and Admiral Stuart F. Platt, will continue to serve until the expiration of their terms in 2007.

        The following section contains certain information concerning nominees for election at the meeting, as well as the directors whose terms of office will continue after the meeting, including their ages, any positions held with DRS, and their business experience. If any of the nominees listed below are unavailable to stand for election, an event which is not anticipated, the proxies named on the proxy card may vote for a substitute nominee(s) chosen by the board.

Nominees for Election as Class I Directors

        Unless instructed otherwise, the proxies named on the enclosed proxy card intend to vote the shares of common stock that they represent to elect the following persons as Class I directors for three-year terms of office expiring at the 2008 annual meeting of stockholders:

MARK S. NEWMAN—
Chairman of the Board, President and Chief Executive Officer of DRS

Mr. Newman, age 55, became a director in 1988. Mr. Newman, who has been employed by us since 1973, was named Vice President-Finance, Chief Financial Officer and Treasurer in 1980 and Executive Vice President in 1987. In May 1994, Mr. Newman became the President and Chief Executive Officer of DRS and in August 1995, he became Chairman of the Board. Mr. Newman is a director of Congoleum Corporation, Refac and Opticare Health Systems, Inc. He is a director of Business Executives for National Security and also is a member of the Board of Governors of the Aerospace Industries Association. Mr. Newman and Mr. Rosen, a director of DRS, are first cousins.

THE HONORABLE DR. DONALD C. FRASER—
Professor, Boston University

Dr. Fraser, age 64, became a director in 1993. He is the founder and Director of the Boston University Photonics Center and a Professor of Engineering and Physics at that university. From 1991 to 1993, Dr. Fraser was the Principal Deputy Under Secretary of Defense, Acquisition, with primary responsibility for managing the Department of Defense acquisition process, including setting policy and executing programs. He served as Deputy Director of Operational Test and Evaluation for Command, Control, Communications and Intelligence from 1990 to 1991, a position which included top level management and oversight of the operational test and evaluation of all major Department of Defense communications, command and control, intelligence, electronic warfare, space and information management system programs. From 1981 to 1988, Dr. Fraser was employed as Vice President, Technical Operations at Charles Stark Draper Laboratory and from 1988 to 1990, as its Executive Vice President.

THE HONORABLE STEVEN S. HONIGMAN—
Partner, Thelen Reid & Priest LLP

Mr. Honigman, age 57, became a director in 1998. Mr. Honigman has been a partner of the law firm of Thelen Reid & Priest LLP since August 1998. Previously, he served as General Counsel to the Department of the Navy for five years. As chief legal officer of the Department of the Navy and the principal legal advisor to the Secretary of the Navy, Mr. Honigman was recognized as a leader in acquisition reform, procurement-related litigation and the accomplishment of national security objectives in the context of environmental compliance. He also exercised Secretariat oversight of the Naval Criminal Investigative Service and served as the Department's Designated Agency Ethics Officer and Contractor Suspension and Debarment Official. For his service, Mr. Honigman received the Department of the Navy Distinguished Public Service Award. Prior to that, he was a partner of the law firm of Miller, Singer, Raives & Brandes. Mr. Honigman was a director of The Wornick Company, a producer of combat and humanitarian rations for the Department of Defense until the sale of the company in 2004. He is a director of The Times Square Group, a nonprofit organization involving high school students in the creation of theatre programs.

Class II Directors Continuing in Office Until the Expiration of Their Terms at the 2006 Annual Meeting of Stockholders

IRA ALBOM—
Former Senior Vice President, Teleflex, Inc.

Mr. Albom, age 76, became a director in February 1997. Mr. Albom was employed from 1977 to 2003 by Teleflex, Inc., a defense and aerospace company, and he was Senior Vice President of Teleflex from 1987 to 2003. Mr. Albom has over forty years of operations and management experience in the defense and aerospace industry. At Teleflex, he was actively involved in leading diligence teams and negotiating terms of mergers and acquisitions, as well as negotiating major contracts for Teleflex's Defense/Aerospace Group. Mr. Albom also serves as a director of Klune Industries, Inc.

MARK N. KAPLAN—
Of Counsel, Skadden, Arps, Slate, Meagher & Flom LLP

Mr. Kaplan, age 75, became a director in 1986. Mr. Kaplan was a member of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1979 to 1998 and is now of counsel to the firm. Mr. Kaplan also serves as a director of American Biltrite Inc., Autobytel, Inc., Refac, Congoleum Corporation and Volt Information Sciences, Inc. He is a member of the Council on Foreign Relations, Inc. and also serves as chairman of the New York City Audit Committee and co-chairperson of the Board of Education Audit Advisory Committee. Mr. Kaplan is a Trustee of Bard College, New York Academy of Medicine and WNET/Channel 13.

GENERAL DENNIS J. REIMER, USA (Ret.)—
Former Director, National Memorial Institute for the Prevention of Terrorism

General Reimer, age 66, became a director in 2000. From April 2000 until May 2005, he served as Director of the National Memorial Institute for the Prevention of Terrorism, located in Oklahoma City, Oklahoma. In September 2005, he will become President of DFI International Government Services, a provider of defense, homeland security and intelligence consulting services to the U.S. govern- ment. General Reimer served as the 33rd Chief of Staff, U.S. Army from June 1995 until June 1999. Prior to that, he was Commanding General of United States Army Forces Command, Fort McPherson, Georgia. From August 1999 until March 2000, General Reimer served as Distinguished Fellow of the Association of the U.S. Army. General Reimer also serves as a director of Microvision, Inc. and Mutual of America.

Class III Directors Continuing in Office Until the Expiration of Their Terms at the 2007 Annual Meeting of Stockholders

WILLIAM F. HEITMANN—
Senior Vice President-Finance, Verizon Communications, Inc.

Mr. Heitmann, age 56, became a director in February 1997. Mr. Heitmann is Senior Vice President-Finance of Verizon Communications,- Inc. He has been employed by Verizon Communications, Inc. since its formation in June 2000 through the merger of Bell Atlantic Corp. and GTE Corp. He was employed by Bell Atlantic Corp. and its predecessors since 1971, serving as a Vice President from 1996 and as Treasurer from June 2000 to December 2004. Previously, he was President and Chief Investment Officer of NYNEX Asset Management Company and President of NYNEX Credit Company. Mr. Heitmann serves as Chairman of Verizon Capital Corp. and Exchange Indemnity Corp. He is a member of the Real Estate Advisory Board of the New York Common Fund and The Financial Executives Institute.

C. SHELTON JAMES—
President, C.S. James and Associates

Mr. James, age 65, became a director in February 1999. Mr. James is President of C.S. James and Associates, business advisors, and has served in that position since May 2000. From December 2001 to July 2002, he was CEO of Technisource, Inc., a provider of information technology staffing, outsourced solutions and computer systems. Mr. James was Chairman of the Board of Elcotel, Inc., a public communications company, until February 2000. He was President of Fundamental Management Corporation, an investment management com- pany, from 1993 to 1998. He was also Chairman and CEO of Cyberguard Corp. from August 1998 to March 1999. Mr. James serves as a director of Concurrent Computer Corporation, Inc. and CSPI, Inc.

RADM STUART F. PLATT, USN (Ret.)—
Chairman, Harbor Wing Technologies, Inc.

Admiral Platt, age 71, became a director in 1991. Admiral Platt is Chairman of Harbor Wing Technologies, Inc., a Hawaii corporation. He is the former chairman of The Wornick Company, a producer of combat and humanitarian rations for the Department of Defense, and served in that position from 2000 until the sale of the company in 2004. From May 1994 until 1998, he served as a Vice President of DRS and President of our Data Systems Group. Admiral Platt also served as President of our wholly-owned subsidiary, DRS Precision Echo, Inc. (now known as DRS Data & Imaging Systems, Inc.), from July 1992 to July 1998. From 1998 to 2000, he was President and Chief Executive Officer of Western Marine Electronics Company, a supplier of commercial sonar systems and underwater protection systems. Currently, he also is Chairman of IDS Solutions, Inc., a Washington State-based data storage company, and is a director of SiVault Systems, Inc. Admiral Platt held various high level positions as a military officer in the Department of the Navy, retiring as Competition Advocate General of the Navy in 1987. He is Chairman of Manakoa Corporation, and also serves as Chairman of The Historic Battleship Society. Admiral Platt is the author of "The Armament Tide."

ERIC J. ROSEN—
Partner, MSD Capital, LP

Mr. Rosen, age 44, became a director in August 1998. Since March 2005, Mr. Rosen has been a partner of MSD Capital, LP, a private investment firm that exclusively manages the capital of Michael Dell and his family. Mr. Rosen has responsibility for the private equity activities of MSD. From May 1989 to March 2005, he was a Managing Director of Onex Investment Corp. Previously, he worked at Kidder, Peabody & Co. in both the Mergers and Acquisitions and Merchant Banking Groups. Mr. Rosen and Mark S. Newman, the Chairman of the Board, President and Chief Executive Officer of DRS, are first cousins.

The board of directors unanimously recommends that you
vote FOR the election of the nominees.

RATIFYING THE APPOINTMENT OF KPMG LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

        KPMG LLP audited our annual consolidated financial statements for the year ended March 31, 2005 and management's assessment, and the effectiveness, of our internal controls over financial reporting as of March 31, 2005. In addition, KPMG reviews our interim consolidated financial statements. If a majority of votes cast at the meeting is not voted for ratification of this selection of auditors, the board will reconsider its appointment of KPMG as our independent registered public accounting firm (the "independent auditors") for the year ending March 31, 2006.

        We have been advised by KPMG that KPMG are independent accountants with respect to DRS within the meaning of the Securities Acts administered by the Securities and Exchange Commission (the "SEC") and the requirements of the Independence Standards Board.

Disclosure of Auditor Fees

        The chart below sets forth the total amount billed to us by KPMG for services performed for the fiscal years ended March 31, 2005 and 2004 and breaks down these amounts by the category of service:

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2005	$6,422,900	$33,000	$578,775	$0
2004	$2,149,370	$51,500	$963,343	$0

        Audit Fees:    Audit fees are fees we paid KPMG for professional services for the audit of our internal controls over financial reporting and the audit of our consolidated financial statements included in Form 10-K, review of the unaudited consolidated financial statements included in Forms 10-Q, and for services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements, including issuance of comfort letters and consents. The increase in audit fees from fiscal 2004 was largely attributable to KPMG's audit of internal controls over financial reporting as specified in Section 404 of the Sarbanes Oxley Act of 2002.

        Audit-Related Fees:    Audit-related fees are fees billed by KPMG for assurance and related services that traditionally are performed by the independent auditors, principally audits of employee benefit plans.

        Tax Fees:    Tax fees are fees we paid KPMG related to tax compliance and general tax consulting, tax reviews of our stock offering and acquisitions, individual expatriate tax assistance and IRS examination assistance.

        All Other Fees:    We did not engage KPMG to provide any services other than as set forth above during the years ended March 31, 2005 and 2004.

        The Audit Committee has considered all services provided by the independent auditors to us and concluded this involvement is compatible with maintaining the auditors' independence.

        The Audit Committee is responsible for appointing the Company's independent auditors and approving the terms of the independent auditors' services. The Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditors. This policy describes the permitted audit, audit-related, tax and other services (collectively, the "Disclosure Categories") that the independent auditors may perform. The policy requires that for each fiscal year, a description of the services (the "Service List") anticipated to be performed by the independent auditors in each of the Disclosure Categories in the ensuing fiscal year be presented by the Company's Chief Financial Officer (the "CFO") to the Audit Committee for approval.

        Any requests for audit, audit-related, tax and other services not covered by the Service List must be submitted to the Audit Committee by the CFO for specific pre-approval, irrespective of the amount, and work cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman updates the full Audit Committee at the next regularly scheduled meeting for any interim approvals granted and such approvals are ratified by the full Committee.

        On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date, as compared with the original Service List and the forecast of remaining services and fees for the fiscal year.

        All services performed by KPMG for fiscal 2005 were pre-approved by the Audit Committee in accordance with its policy. Services anticipated to be performed by KPMG for fiscal 2006 also have been approved in accordance with the policies and procedures of the Audit Committee.

        KPMG will have a representative at the meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions from stockholders.

The board of directors unanimously recommends that you vote FOR ratification of the appointment of the independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows as of May 31, 2005 the number of shares of common stock beneficially owned by each director and director nominee, each executive officer and by all of our directors, nominees and executive officers as a group. The address for each person listed below is in care of DRS Technologies, Inc., 5 Sylvan Way, Parsippany, New Jersey 07054.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percent of Class
Mark S. Newman	768,768	(b)(c)(d)(e)	2.7%
Ira Albom	27,300	(c)	*
Donald C. Fraser	22,500	(c)	*
William F. Heitmann	13,500	(c)	*
Steven S. Honigman	5,000	(c)	*
C. Shelton James	3,656	(c)	*
Mark N. Kaplan	23,500	(c)	*
Stuart F. Platt	15,650	(c)	*
Dennis J. Reimer	13,000	(c)	*
Eric J. Rosen	17,500	(c)	*
Paul G. Casner, Jr.(f)	16,630	(c)	*
Nina Laserson Dunn	61,321	(c)(d)	*
Robert F. Mehmel	100,250	(c)(d)	*
Richard A. Schneider	83,800	(b)(c)(d)	*
All directors, director nominees and executive officers as a group (14 persons)	1,172,375	(b)(c)(d)	4.2%

*
Less than 1%.

(a)
As of May 31, 2005 there were 27,716,554 shares of common stock outstanding. Unless otherwise noted, each beneficial owner had sole voting power and investment power over the shares of common stock indicated opposite such beneficial owner's name.

(b)
Does not include 5,709 shares of common stock held by the trustee of our Retirement/Savings Plan. Mr. Newman and Mr. Schneider share the power to direct the voting of such shares with members of the administrative committee of such plan. Mr. Newman and Mr. Schneider disclaim beneficial ownership as to and of such shares.

(c)
Includes shares of common stock that might be purchased upon exercise of options that were exercisable on May 31, 2005 or within 60 days thereafter, as follows: Mr. Newman, 593,250 shares; Mr. Albom, 22,500 shares; Dr. Fraser, 22,500 shares; Mr. Heitmann, 12,500 shares; Mr. Honigman, 5,000 shares; Mr. James, 2,500 shares; Mr. Kaplan, 22,500 shares; Admiral Platt, 5,000 shares; General Reimer, 12,500 shares; Mr. Rosen, 17,500 shares; Mr. Casner, 0 shares; Ms. Dunn, 50,550 shares; Mr. Mehmel, 95,550 shares; Mr. Schneider, 70,550 shares; and all directors, nominees and executive officers as a group, 932,400 shares.

(d)
Includes shares of restricted stock with a vesting date of January 21, 2007, as follows: Mr. Newman, 26,000 shares; Mr. Casner, 0 shares; Ms. Dunn, 4,700 shares; Mr. Mehmel, 4,700 shares; and Mr. Schneider, 4,700. Restricted stock is granted in the name of the employee, who has all of the rights of a stockholder, including the right to receive cash dividends on restricted stock and the right to vote the restricted stock, subject to certain restrictions. The restricted stock shares cliff vest three years from the date of grant.

(e)
Includes 4,800 shares of common stock held by Mr. Newman as custodian for one of his daughters, over which Mr. Newman has sole voting and investment power, and 50,000 shares of common stock the receipt of which has been deferred by Mr. Newman.

(f)
Mr. Casner retired on March 31, 2005 at which time all unvested stock options and restricted stock grants were cancelled.

        The following table sets forth security ownership information, as of the date indicated, with respect to each holder, other than our directors, director nominees and executive officers, known by us to own beneficially more than five percent of the Company's common stock.

Name and Address of Beneficial Owner of Common Stock	Amount and Nature of Beneficial Ownership		Percent of Class
FMR Corp. 82 Devonshire Street Boston, MA 02109	2,147,340(a	)	7.892%
Morgan Stanley & Co., Inc. 1585 Broadway New York, NY 10036	1,417,185(b	)	5.2%

(a)
As reported in Schedule 13G filed by FMR Corp. with the SEC on February 14, 2005, reporting ownership of our common stock as of December 31, 2004.

(b)
As reported in Schedule 13G filed by Morgan Stanley & Co., Inc. with the SEC on February 15, 2005, reporting ownership of our common stock as of December 31, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of the outstanding shares of our common stock, to file reports of beneficial ownership and reports of changes in beneficial ownership of shares of common stock with the SEC and each securities exchange on which our common stock is traded. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of Forms 3 and 4 and amendments to such forms furnished to us during fiscal 2005, and upon a review of Forms 5 and amendments to Forms 5 furnished to us with respect to fiscal 2005, or upon written representations received by us from certain reporting persons that no Forms 5 were required for those persons, we believe that no director, executive officer or holder of more than 10% of the outstanding shares of common stock failed to file on a timely basis the reports required by Section 16(a) of the Securities Exchange Act during, or with respect to, fiscal 2005, except that: an untimely Form 4 was filed with respect to each of Messrs. Albom, Fraser, Heitmann, Honigman, James, Kaplan and Rosen and Admiral Platt and General Reimer to report the annual grant of options to such director; an untimely Form 4 was filed with respect to the grant of an option to Mr. Newman in 1996; and an untimely Form 4 was filed with respect to the acquisition of 40 shares of our common stock that are held jointly by Mr. Schneider and his wife, which were acquired during 1999 at the time of our merger with NAI Technologies, Inc. through the conversion of NAI common stock.

THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

Board Independence; Meetings

        All of our directors, other than Mr. Newman, are "independent" under the standards of the New York Stock Exchange (NYSE).

        Our board of directors held eleven meetings and approved certain matters by unanimous written consent during fiscal 2005. Each director attended at least 75% of the meetings of the board and meetings of the committees on which the director served during the period of his service as a director. We encourage directors to attend the Company's annual meeting. All directors attended our 2004 annual meeting.

Executive Sessions of Non-Management Directors

        To promote open discussion among the non-management directors, executive sessions (i.e., meetings of non-management directors without management present) are held to review such topics as the non-management directors determine. The chairperson of the Nominating and Corporate Governance Committee (the "Lead Director") presides at all executive sessions of non-management directors. Interested stockholders may contact the Lead Director by addressing such correspondence to the Lead Director and sending it in care of the General Counsel of DRS at 5 Sylvan Way, Parsippany, New Jersey 07054.

Committees

        The board has four standing committees: the Audit Committee, the Executive Compensation Committee, the Ethics Committee and the Nominating and Corporate Governance Committee. During our last fiscal year, the Audit Committee met five times, the Executive Compensation Committee met nine times, the Ethics Committee met two times and the Nominating and Corporate Governance Committee met four times.

        Audit Committee.    The Audit Committee of the board consists of Messrs. Fraser, Heitmann, James and Rosen, with Mr. Heitmann serving as Chairman. All of the members of the Audit Committee are "independent" and satisfy the NYSE requirements for audit committee members, as well as the additional independence requirements of Rule 10A-3 under the Securities Exchange Act and, as a result, no member has any relationship with the Company that may interfere with the exercise of his independence from the Company and the Company's management. The board has determined that each member of the Audit Committee has the ability to read and understand fundamental financial statements. The board has determined that each of Messrs. Heitmann and James qualify as an "Audit Committee Financial Expert," as defined by the rules of the SEC.

        The Audit Committee oversees and reports to the board concerning our general policies and practices with respect to accounting, financial reporting and internal controls, as well as such policies and practices of our subsidiaries. It also appoints our independent auditors and maintains a direct exchange of information between the board and the independent auditors. The Audit Committee operates under a written charter that was amended by the board on May 13, 2004, a copy of which is available on our corporate website at www.drs.com under the heading "Investor Info." A copy of the charter is also available in print to stockholders upon request addressed to the Company's Secretary, 5 Sylvan Way, Parsippany, New Jersey 07054. The report of the Audit Committee is set forth below.

        Executive Compensation Committee.    The Executive Compensation Committee consists of Admiral Platt, General Reimer and Messrs. Albom, Honigman and Kaplan, with Mr. Kaplan serving as Chairman. The Executive Compensation Committee establishes policies and programs that govern the compensation of our Chief Executive Officer and other executive officers and administers our 1991 Stock Option Plan, the 1996 Omnibus Plan and stock option plans that were assumed by DRS in connection with an acquisition in fiscal 1999. The Executive Compensation Committee operates under a written charter that was adopted by the board on May 14, 2003, a copy of which is available on our corporate website at www.drs.com under the heading "Investor Info." A copy of the charter is also available in print to stockholders upon request addressed to the Company's Secretary, 5 Sylvan Way, Parsippany, New Jersey 07054. The report of the Executive Compensation Committee is set forth below.

        Ethics Committee.    The Ethics Committee consists of Messrs. Newman and Honigman, General Reimer and Ms. Dunn, Executive Vice President, General Counsel and Secretary of DRS (ex officio), with Mr. Honigman serving as Chairman. The Ethics Committee provides oversight with respect to issues involving compliance with law and our ethics program. The Ethics Committee operates under a written charter that was adopted by the board on May 14, 2003, a copy of which is available on our corporate website at www.drs.com under the heading "Investor Info." A copy of the charter is also available in print to stockholders upon request addressed to the Company's Secretary, 5 Sylvan Way, Parsippany New Jersey 07054.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee (the "Nominating/Governance Committee") consists of Messrs. Kaplan and Albom and General Reimer, with Mr. Kaplan serving as Chairman. Each member of the Nominating/Governance Committee is an independent director under the NYSE listing standards. The functions of the Nominating/Governance Committee include the following:

  •
  identifying and recommending to the board individuals qualified to serve as members of the board;

  •
  recommending to the board directors to serve on committees of the board;

  •
  advising the board with respect to matters of board composition and procedures; and

  •
  developing and recommending to the board a set of corporate governance guidelines.

        The Nominating/Governance Committee is governed by a written charter, a copy of which is available on our corporate website at www.drs.com under the heading "Investor Info." A copy of the charter is also available in print to stockholders upon request addressed to the Company's Secretary, 5 Sylvan Way, Parsippany, New Jersey 07054.

        The Nominating/Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating/Governance Committee will take into consideration the needs of the board and the qualifications of the candidate. The Committee also may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating/Governance Committee, a stockholder must submit the recommendation in writing and must include the following information: the name of the stockholder and evidence of the person's ownership of Company stock, including the number of shares owned and the length of time of ownership; and the name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named in the proxy statement, if selected by the Nominating/Governance Committee and nominated by the board, and to serve as a director if elected.

        The stockholder recommendation and information described above must be sent to the Company's Secretary at 5 Sylvan Way, Parsippany, New Jersey 07054 and must be received by the Secretary not less than 120 days prior to the anniversary date of the Company's most recent annual meeting of stockholders.

        The Nominating/Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board's oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Committee examines a candidate's specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.

        The Nominating/Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the board—for example, retirement as a CEO or CFO of a public company or exiting government or military service—especially business and civic leaders in the communities in which the Company's facilities are located. The Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee also will consider candidates recommended by stockholders.

        Once a person has been identified by the Nominating/Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the board, the Committee will request information from the candidate, review the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate's accomplishments. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

        The Nominating/Governance Committee approved and recommended to the board the nominations of Mark S. Newman, Donald C. Fraser and Steven S. Honigman to stand for re-election at the meeting based on the criteria set forth above.

Stockholder Communications with Directors

        The board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the board (including, without limitation, the Lead Director or the non-management directors as a group), any board committee or any chair of any such committee by mail. To communicate with the board of directors, any individual directors or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent in care of the General Counsel at 5 Sylvan Way, Parsippany, New Jersey 07054. All communications received as set forth above will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board or any group or committee of directors, the General Counsel's office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Compensation Committee Interlocks and Insider Participation

        In the fiscal year ended March 31, 2005, there were no interlocking relationships existing between the Company's board of directors or compensation committee of any other company.

Compensation of Directors

        Directors who are our employees or employees of our subsidiaries do not receive directors' fees. During fiscal 2005, each non-employee director received as compensation for his services a fee of $8,750 per quarter, plus a fee of $2,500 for each meeting of the board attended. The chair of the Audit Committee received an additional fee of $1,250 per quarter and the chair of the Executive Compensation Committee received an additional fee of $625 per quarter. Directors who also serve on committees of the board received an additional $1,250 ($2,000 for the committee chairpersons) for services rendered in connection with each committee meeting attended.

        On May 12, 2005, the board, upon advice from the outside compensation consultant retained by the Executive Compensation Committee, approved the Executive Compensation Committee's recommendation to modify the compensation structure pursuant to which non-employee directors of the board are compensated.

        Retainer; Board Meeting Fees.    Effective August 4, 2005, each non-employee director will receive an annual retainer of $45,000, and will receive a fee of $2,500 for each board meeting attended. A non-employee director will not receive any fees for a meeting attended by telephone.

        Chairperson and Committee Fees.    Effective August 4, 2005, each member of the Audit Committee and Executive Compensation Committee will receive an annual retainer of $10,000 and $5,000, respectively. An additional $10,000 annual retainer will be payable to the Chairperson of the Audit Committee and an additional $5,000 annual retainer will be payable to the Chairperson of the Executive Compensation Committee. Each non-employee member of the Nominating and Corporate Governance Committee and each non-employee member of the Ethics Committee will receive an annual retainer of $2,500.

        On February 7, 1996, the then-existing stock option committee of the board adopted, and the board ratified, resolutions which instituted an arrangement under our 1991 Stock Option Plan by which each non-employee director would be (a) immediately granted a non-qualified stock option to purchase 5,000 shares of common stock, and (b) on the date of each annual meeting, commencing with the annual meeting following the annual meeting at which these resolutions were approved, granted a non-qualified stock option to purchase 2,500 shares of common stock. Our stockholders approved these resolutions on August 7, 1996. Under our 1996 Omnibus Plan, non-employee directors are eligible to receive grants of options to purchase 2,500 shares of common stock on the dates described above. However, provisions in each of the resolutions and the 1996 Omnibus Plan state that a non-employee director may not be granted options to purchase more than 2,500 shares of common stock under the

1996 Omnibus Plan or any other stock option plan during any tax year of DRS, thus avoiding any potential for overlap. The purchase price for options granted under the 1996 Omnibus Plan is the fair market value on the date of grant, which is defined as the closing price per share on the NYSE on the last preceding date on which shares were traded on the NYSE.

Certain Relationships and Related Transactions

        We currently lease a building in Oakland, New Jersey owned by LDR Realty Co., a partnership that was wholly owned, in equal amounts, by David E. Gross, our co-founder and the former President and Chief Technical Officer, and the late Leonard Newman, our co-founder and the former Chairman of the Board, Chief Executive Officer and Secretary and the father of Mark S. Newman, our current Chairman of the Board, President and Chief Executive Officer. The lease agreement, with a monthly rental of $21,200, expires on April 30, 2007. Following Leonard Newman's death in November 1998, Mrs. Ruth Newman, the wife of Leonard Newman and the mother of Mark S. Newman, succeeded to Leonard Newman's interest in LDR Realty Co.

        Skadden, Arps, Slate, Meagher & Flom LLP, a law firm to which a member of our board is of counsel, provides legal services to us.

        Kronish Lieb Weiner & Hellman LLP, a law firm of which Alison Newman, sister of Mark S. Newman, is a partner, provided legal services to us.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning the annual and long-term compensation for services in all capacities to DRS for the fiscal years ended March 31, 2005, 2004 and 2003, of those persons who were, at March 31, 2005, (i) the Chief Executive Officer, and (ii) the four most highly compensated executive officers other than the Chief Executive Officer (collectively, the "Named Officers").

SUMMARY COMPENSATION TABLE

Long-Term Compensation
Annual Compensation(a)
Restricted Stock Awarded ($)(b)
	Fiscal Year	Salary($)	Bonus($)		Securities Underlying Options(#)		All Other Compensation ($)(c)(d)(e)
Mark S. Newman Chairman of the Board, President & Chief Executive Officer	2005 2004 2003	780,000 728,750 687,500	1,133,500 1,224,200 688,000	— 741,780 —	96,000(f 123,000(f 90,000(f	) ) )	48,347 44,972 43,638
Paul G. Casner, Jr.(g) Executive Vice President, Chief Operating Officer	2005 2004 2003	490,000 452,800 431,200	473,300 652,100 384,000	— 256,770 —	34,000(f 44,000(f 50,000(f	) ) )	49,375 183,273 26,179	(h)
Nina Laserson Dunn Executive Vice President, General Counsel & Secretary	2005 2004 2003	341,000 333,800 321,000	331,100 367,200 273,000	— 134,091 —	17,400(f 22,200(f 30,000(f	) ) )	24,415 22,478 20,201
Robert F. Mehmel Executive Vice President, Business Operations & Strategy	2005 2004 2003	370,000 357,100 343,400	398,000 406,200 291,000	— 134,091 —	20,000(f 22,200(f 35,000(f	) ) )	19,934 18,036 17,572
Richard A. Schneider Executive Vice President, Chief Financial Officer	2005 2004 2003	324,000 294,415 279,300	348,600 300,400 234,000	— 134,091 —	17,400(f 22,200(f 30,000(f	) ) )	21,746 19,076 18,995

(a)
The dollar value of perquisites and other personal benefits provided for the benefit of the Named Officers during the fiscal years ended March 31, 2005, 2004 and 2003, respectively, did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the Named Officers in those periods. There were no other amounts of compensation required to be reported as "Other Annual Compensation" by Item 402 of Regulation S-K of the Securities Exchange Act of 1934, as amended, earned by the Named Officers.

(b)
There were no restricted stock grants to the Named Officers during fiscal 2005. The number of restricted shares held by the Named Officers, and the aggregate value of such restricted shares as of March 31, 2005 (based upon a closing price of $42.50 for our common stock on that date) were as follows:

Restricted Stock Holdings and Fiscal Year-End Values

	Shares of Restricted Stock	Value of Restricted Stock
Mark S. Newman	26,000	$1,105,000
Paul G. Casner, Jr.	—	—
Nina Laserson Dunn	4,700	$199,750
Robert F. Mehmel	4,700	$199,750
Richard A. Schneider	4,700	$199,750
(c)
The amounts of employer contributions to our Retirement/Savings Plan (see "Retirement/Savings Plan" below) are included in the calculation of the "All Other Compensation" column in lieu of the "Salary" or "Bonus" columns. The amounts of such contributions to our Retirement/Savings

  Plan in the fiscal years ended March 31, 2005, 2004 and 2003, respectively, in the accounts of the Named Officers, were as follows: Mr. Newman, $10,950, $9,350 and $9,000; Mr. Casner, $10,950, $9,350 and $9,000; Ms. Dunn, $10,950; $9,350 and $9,000; Mr. Mehmel, $10,950, $9,350 and $9,000; and Mr. Schneider, $10,950; $9,350 and $9,000.

(d)
Includes the fixed annual amounts, computed on a fiscal year basis, provided by DRS for the benefit of the Named Officers, to reimburse them for the amounts of medical and hospital expenses they actually incurred, which are not covered or paid to them under our group medical and hospitalization plans during the fiscal years ended March 31, 2005, 2004 and 2003, respectively, as follows: Mr. Newman, $10,000, $10,000 and $10,000; Mr. Casner, $7,500, $7,500 and $7,500; Ms. Dunn, $7,500, $7,500 and $7,500; Mr. Mehmel, $7,500, $7,500 and $7,500; and Mr. Schneider, $7,500, $7,500 and $7,500. See "Medical Reimbursement Plan" below.

(e)
We pay the cost of policies of life insurance and long-term disability insurance, in excess of the amounts furnished under the group coverage provided to all employees, for the benefit of the Named Officers. In addition, we pay premiums on policies maintained in connection with our Supplemental Executive Retirement Plan (see "Supplemental Executive Retirement Plan" below). Under certain of the life insurance policies, DRS is a beneficiary to the extent of the premiums paid. The economic benefit to the Named Officers for such insurance policies during the fiscal years ended March 31, 2005, 2004 and 2003, respectively, was as follows: Mr. Newman, $27,397; $25,622 and $24,638; Mr. Casner, $30,925; $16,423 and $9,679; Ms. Dunn, $5,965; $5,628 and $3,701; Mr. Mehmel, $1,484; $1,186 and $1,072; and Mr. Schneider, $3,296; $2,226 and $2,495.

(f)
Represents non-qualified stock options to purchase shares of common stock under our 1996 Omnibus Plan. Those options, with grant dates of November 4, 2004, January 22, 2004 and November 6, 2002, respectively, have a term of 10 years and become exercisable on the first four anniversaries of the dates of grant at 25% per year.

(g)
Mr. Casner retired on March 31, 2005.

(h)
On January 1, 2004, Mr. Casner became entitled to a deferred compensation benefit of $150,000, payable over five years in quarterly installments of $7,500.

Employment, Severance and Change in Control Agreements

Mr. Newman

        Effective as of January 1, 2005, we entered into an amended and restated employment agreement with Mr. Newman (the "Newman Employment Agreement") that provides for his employment as Chairman of the Board, President and Chief Executive Officer of DRS through December 2007, with automatic one-year extensions commencing on January 1, 2006, unless either DRS or Mr. Newman gives the other at least 90 days' notice that the term will not be extended. In addition to providing for base salary and employee benefits, including an automobile and reimbursement of all business-related automobile expenses, the Newman Employment Agreement provides for a target annual bonus equal to 84% of Mr. Newman's salary, reimbursement of certain tax and financial consulting expenses up to a maximum of $20,000 per year, and reimbursement of Mr. Newman's expenses, including reasonable legal fees up to a maximum of $20,000 incurred in connection with the negotiation of the Newman Employment Agreement and reasonable legal fees incurred in connection with any dispute arising under the agreement.

        If Mr. Newman's employment is terminated by us without cause or by Mr. Newman for good reason (each, as defined in the Newman Employment Agreement), he is entitled to receive (a) a payment equal to three times the sum of (i) his current annual base salary plus (ii) the bonus earned by him during the fiscal year preceding the year of termination, (b) a prorated portion of his incentive bonus based on his prior year's incentive bonus, (c) continued coverage in our health benefit plans for three years, and (d) outplacement services. In addition, all awards granted to Mr. Newman under the 1996 Omnibus Plan will vest in full and options will remain exercisable for one year following termination. If Mr. Newman's employment is terminated prior to a "change in control" (as defined in the Newman Employment Agreement), he would be entitled to receive (a) a severance payment equal to the greater of (x) two or (y) the fraction, the numerator of which is the number of months remaining in the term and the denominator of which is 12, times the sum of (i) his current annual base salary plus (ii) the bonus earned by him during the fiscal year preceding the year of termination, (b) a prorated portion of his incentive bonus based on his prior year's incentive bonus, (c) continued coverage in our health benefit plans for the greater of (x) two or (y) the fraction, the numerator of which is the number of months remaining in the term and the denominator of which is 12, years and (d) outplacement awards.

        If any payments or benefits received by Mr. Newman would be subject to the "golden parachute" excise tax under the Internal Revenue Code of 1986 (the "Code"), we would be required to pay him such additional amounts as may be necessary to place him in the same after-tax position as if the payments had not been subject to the excise tax. The Newman Employment Agreement also contains provisions that restrict Mr. Newman's ability to engage in any business that is competitive with the Company's business for a period of one year following his retirement or termination by us for cause or by Mr. Newman without good reason.

Other Named Officers

        We have entered into employment agreements with each of Ms. Dunn, Mr. Schneider and Mr. Mehmel, each of which agreements was amended as of August 18, 2004 (such agreements, as amended, the "Employment Agreements").

        Each of the Employment Agreements has a term: Ms. Dunn's, for three years, Mr. Schneider's, for one year, and Mr. Mehmel's, for two years. In each case the term of the Employment Agreement is extended automatically for one additional year beginning on the first anniversary of the effective date of each Employment Agreement unless at least 90 days' notice for non-extension is given by either us or the executive. Each of the Employment Agreements provides for the executive's participation in our employee benefit and incentive plans and for the reimbursement of the executive's expenses, including reasonable legal fees, incurred in connection with any non-frivolous dispute arising under the executive's Employment Agreement.

        Under each of the Employment Agreements, if the executive is terminated by us without cause or by the executive for good reason (each, as defined in the Employment Agreements), the executive is entitled to severance benefits, including continuation of salary for 12 months (in the case of Ms. Dunn's agreement, salary continuation is for the remaining term of the agreement but no less than 24 months), continuation of employee benefits for such period, plus payment of a pro-rata portion of the bonus that would have been payable for the year of termination. If the executive's employment is terminated under the same circumstances within two years following a change in control (as defined in the Employment Agreements), the executive is entitled to a lump sum cash severance payment equal to three times the sum of (i) the executive's then-current salary plus (ii) the bonus earned by the executive for the preceding fiscal year and continued employee benefits for three years following termination of employment. Under each of the Employment Agreements, if any payments or benefits received by the executive would be subject to the "golden parachute" excise tax under the Code, we would be required to pay the executive such additional amounts as may be necessary to place the executive in the same after-tax position as if the payments had not been subject to the excise tax. Each of the Employment Agreements provides that in the event the executive's employment is terminated by us for cause or by the executive without good reason, for one year following such termination of employment the executive is not permitted to compete with DRS or to solicit, without our permission, the employment of any of our employees.

        See "Supplemental Executive Retirement Plan" below.

Retirement/Savings Plan

        The Summary Compensation Table on page 15 includes amounts deferred by the Named Officers, pursuant to our Retirement/Savings Plan under Section 401(k) of the Code. The value of a participant's contributions to the Retirement/Savings Plan is fully vested at all times; the value of employer contributions becomes 100% vested after completion of three years of service.

Medical Reimbursement Plan

        At the beginning of each calendar year, we accrue fixed annual amounts for the benefit of certain officers to be paid as needed to reimburse such officers for the amounts of medical and hospital expenses actually incurred by them which are not covered under our group medical and hospitalization plans. The amount accrued for the benefit of each Named Officer is included in the officer's compensation for tax purposes, regardless of whether such accrued amount is actually paid to him or her. The excess of the amount accrued over the amounts paid is used to offset the administrative expenses payable by DRS to the medical insurance carrier.

Supplemental Executive Retirement Plan

        On February 1, 1996, we established a Supplemental Executive Retirement Plan (the "SERP") for the benefit of certain key executives, which include the Named Officers. Pursuant to the SERP, we will provide retirement benefits to each of these key executives, based on years of service and final average annual compensation, in accordance with the benefit class to which such executive is assigned by the Executive Compensation Committee, as defined in the SERP.

        On May 11, 2005, the board approved an amendment and restatement of the SERP. As amended and restated, participants may receive monthly benefits under the SERP on (a) the date the participant attains the age of 65 or, if later, the date the participant is first credited with 10 or more years of service (the "normal retirement date") or (b) on the first day of a month following a participant's retirement where the retirement occurs after the normal retirement date (the "deferred retirement date").

        Participants under the SERP are divided into two categories. With respect to Class A participants, monthly benefits are calculated by multiplying their final average annual compensation by a percentage equal to the sum of 3% for each of the first 10 years of service plus 1.5% for each of the next 20 years of service and then dividing by 12. The monthly benefits for Class B participants are calculated by multiplying their final average annual compensation by a percentage equal to the sum of 2% for each of the first 10 years of service plus 1.5% for each of the next 20 years of service and then dividing by 12. The maximum percentage by which the final average annual compensation may be multiplied is 60% with respect to Class A participants and 50% with respect to Class B participants.

        Participants also may receive monthly benefits under the SERP if they retire prior to the normal retirement date, but after attaining age 55 with 10 or more years of service ("early retirement"). If a participant chooses early retirement, we will pay the participant a retirement benefit equal to his or her normal retirement benefit (as discussed above) reduced by a percentage equal to the product of 2% times the number of years elapsing between the date of his or her early retirement date and the date of his or her 62nd birthday.

        A participant's monthly benefit will be reduced by any amounts available to the participant as a monthly retirement benefit from our Retirement/Savings Plan attributable to contributions made by us, by any Old-age Insurance Benefits (as defined under Section 402 of the Social Security Act) payable to the participant, and by any pension benefits payable to the participant under the DRS Flight Safety and Communications Employee Pension Plan.

        The SERP also was amended and restated to ensure that it will comply with the recently enacted Section 409A of the Code, which regulates deferred compensation plans. Amounts under the SERP which were deferred before January 1, 2005 (as determined by Section 409A of the Code and any rules or regulations promulgated thereunder) (the "grandfathered amount") will be subject to the terms and conditions of the SERP as in effect on December 31, 2004. In addition, upon a change in control (as defined in the SERP), a participant becomes fully vested in his normal retirement benefit.

        Upon being named a participant, an employee is eligible to designate a beneficiary for a death benefit under the SERP. The death benefit, with respect to a participant who was a participant prior to April 1, 2004, will be a lump sum amount equal to five times the final average annual compensation of the participant. The death benefit for a participant who became a participant on or after April 1, 2004 will be equal to the present value of the participant's accrued benefit under the SERP as of his or her death.

        The following table sets forth the estimated annual benefits payable upon retirement to the Named Officers.

PENSION PLAN TABLE(a)

		Years of Service(d)
Final Average Compensation(b)	Benefit Class(c)
		10	15	20	25	30
$250,000	A	$75,000	$93,750	$112,500	$131,250	$150,000
	B	50,000	68,750	87,500	106,250	125,000
500,000	A	150,000	187,500	225,000	262,500	300,000
	B	100,000	137,500	175,000	212,500	250,000
750,000	A	225,000	281,250	337,500	393,750	450,000
	B	150,000	206,250	262,500	318,750	375,000
1,000,000	A	300,000	375,000	450,000	525,000	600,000
	B	200,000	275,000	350,000	425,000	500,000
1,250,000	A	375,000	468,750	562,500	656,250	750,000
	B	250,000	343,750	437,500	531,250	625,000
1,500,000	A	450,000	562,500	675,000	787,500	900,000
	B	300,000	412,500	525,000	637,500	750,000
1,750,000	A	525,000	656,250	787,500	918,750	1,050,000
	B	350,000	481,250	612,500	743,750	875,000
2,000,000	A	600,000	750,000	900,000	1,050,000	1,200,000
	B	400,000	550,000	700,000	850,000	1,000,000

(a)
This table sets forth the annual benefit that would be payable to the Named Officer for life at normal retirement age (65). These amounts are subject to offset by income resulting from amounts contributed by DRS to the Retirement/Savings Plan (See "Retirement/Savings Plan" above) and social security benefits. A retiring employee may elect to receive a reduced retirement benefit with joint and survivor rights and/or a period-certain benefit.

(b)
Defined as the employee's average annual salary over the last 36 months of employment. Covered compensation under the SERP is the amount described as "Salary" in the Summary Compensation Table on page 15 for all participants other than the Chief Executive Officer and the Chief Operating Officer, as to whom covered compensation under the SERP is the sum of the amounts described as "Salary" and "Bonus" in the Summary Compensation Table on page 15.

(c)
Mr. Newman receives benefits set forth for Benefit Class A. Messrs. Casner, Mehmel and Schneider and Ms. Dunn receive benefits set forth for Benefit Class B.

(d)
As of May 31, 2005, the Named Officers have been credited with the following years of service: Mr. Newman, 30 years; Mr. Casner, 14 years; Ms. Dunn, 13 years; Mr. Mehmel, 4 years; and Mr. Schneider, 17 years.

STOCK OPTIONS

        The following table contains information concerning the grant of stock options to the Named Officers during DRS's last fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants(b)				Potential Realizable Value at Assumed Annual Rates of Stock Appreciation to Option Term
Name	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal 2005	Exercise Price ($/sh)	Expiration Date	5%(a)		10%(a)
Mark S. Newman	96,000	13.12%	$37.29	11/03/14	$2,251,342		$5,705,343
Paul G. Casner, Jr.	34,000	4.65%	$37.29	11/03/14	$—	(c)	$—	(c)
Nina Laserson Dunn	17,400	2.38%	$37.29	11/03/14	$408,056		$1,034,093
Robert F. Mehmel	20,000	2.73%	$37.29	11/03/14	$469,030		$1,188,613
Richard A. Schneider	17,400	2.38%	$37.29	11/03/14	$408,056		$1,034,093

(a)
The amounts shown under these columns are the result of calculations at the 5% and 10% rates required by the SEC and are not intended to forecast future appreciation of our stock price.

(b)
The options were granted on November 4, 2004 for shares of common stock under the 1996 Omnibus Plan at an exercise price at the fair market value of the common stock on the date of grant. The options have a 10-year term and become exercisable on the first four anniversaries of the date of grant at 25% per year.

(c)
Mr. Casner retired on March 31, 2005. All unvested stock options were cancelled upon his retirement.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        Shown below is information with respect to the aggregate stock options exercised by the Named Officers during fiscal 2005, as well as the unexercised options to purchase DRS common stock granted through March 31, 2005 under our 1991 Stock Option Plan and the 1996 Omnibus Plan to the Named Officers and held by them at that date.

			Number of Securities Underlying Unexercised Options at March 31, 2005		Value of Unexercised In-the-Money Options at March 31, 2005($)(a)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark S. Newman	40,000	$1,256,350	710,750	255,750	$19,795,866	$2,449,943
Paul G. Casner, Jr.	103,500	$1,497,570	—	—	—	—
Nina Laserson Dunn	—	—	60,550	56,550	$947,859	$543,605
Robert F. Mehmel	—	—	95,550	61,650	$1,902,034	$583,201
Richard A. Schneider	20,000	$583,831	76,800	56,550	$1,426,453	$543,605

(a)
Based on the difference between the exercise price of each grant and the closing price on the New York Stock Exchange-Composite Transactions of DRS common stock on March 31, 2005, which was $42.50.

EQUITY COMPENSATION PLANS

        Shown below is information with respect to DRS common stock that may be issued upon exercise of options under all of our existing equity compensation plans as of March 31, 2005.

Plan Category	# of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	# of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(A))
	(A)		(B)	(C)
Equity Compensation Plans Approved by Stockholders	3,095,861(a	)	$27.83	1,118,324
Equity Compensation Plans Not Approved by Stockholders(b)	250,000(c	)	$10.44	—

Total	3,345,861		$26.53	1,118,324

(a)
Includes 50,000 shares of common stock, the issuance and receipt of which were deferred by Mr. Newman following the exercise of certain options.

(b)
Excluded from plans not approved by stockholders are 2,500 stock options that we assumed in connection with an acquisition in fiscal 1999. Such options have a weighted average exercise price of $17.01. There are no such securities remaining for future issuance.

(c)
Represents stock options granted to Mr. Newman by the board on October 26, 1998. Such stock options were granted to Mr. Newman by the board in its discretion and not pursuant to any equity compensation plan.

CODE OF ETHICS

        We have adopted a Code of Ethics that applies to all of our employees and directors, including our Chief Executive Officer, Chief Financial Officer and Controller. Our Code of Ethics has been posted on our corporate web site at www.drs.com under the heading "Investor Info/Corporate Governance."

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Executive Compensation Committee are Messrs. Albom, Honigman, Kaplan and Admiral Platt and General Reimer. None of the foregoing individuals is currently an officer or an employee of DRS. Skadden, Arps, Slate, Meagher & Flom LLP, a law firm to which Mr. Kaplan is of counsel, provided legal services to us during our 2005 fiscal year (see "Certain Relationships and Related Transactions" above). Although Mr. Newman made recommendations to the Executive Compensation Committee with regard to the compensation of the other executive officers, including the other Named Officers, he did not participate in the committee's deliberations with respect to his own compensation.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

Overview

        The Executive Compensation Committee establishes, administers and reviews DRS's senior management compensation program and policies and recommends the form and amount of compensation to be paid to executive officers. Each member of the Executive Compensation Committee is an independent director, as determined by our board of directors, based on the New York Stock Exchange listing rules. The committee's charter is published in the Investor Info/Corporate Governance section of the DRS web site at www.drs.com.

        DRS's senior executive compensation program is intended to attract, retain and motivate key executives critical to the success of our business. The goal of the committee is to develop compensation policies and practices that encourage and reward superior executive performance that will create long-term stockholder value and to encourage key executives to remain with DRS and to continue to deliver that level of performance. This is accomplished by providing for compensation opportunities that are comparable to those offered by similar companies, rewarding long-term strategic management and the enhancement of stockholder value and creating a performance-oriented environment.

        The Executive Compensation Committee consulted with Mercer Human Resource Consulting ("Mercer"), an independent compensation consulting firm, to assist in the design, assessment and implementation of the compensation program. The committee reviewed the compensation program with Mercer to determine that our program continues to accomplish our objectives.

        With the consultants' guidance, the committee reviewed changes in DRS's and its business units' overall financial results over time, comparing the results with goals identified for both financial and non-financial factors, and also reviewed similar data for comparable companies to the extent available. The peer group includes companies in our industry and other companies that compete with DRS for business and/or executive talent. The companies included in the peer group periodically are reviewed to determine that they continue to be appropriate. If necessary, the group is revised to reflect mergers, acquisitions, strategic changes or other relevant factors. The committee also reviewed each executive officer's leadership performance, potential to enhance long-term stockholder value and commitment to fostering a culture of the highest integrity and compliance with applicable law.

Elements of Executive Compensation

        Compensation packages consist of cash, certain benefits and equity-based compensation.

Base Salary

        We offer competitive base salaries that reflect individual competencies, skills, experience, performance and level of responsibility and that are related to compensation paid by companies in our industry of comparable size and complexity and located in similar geographic areas.

Annual Incentive Awards

        Annual bonuses, when given, are linked to the financial performance of DRS and its subsidiaries as a whole, individual job performance, accomplishment of the individual's specified goals and contributions to operational performance, as well as the individual's adherence to high ethical standards as set forth in our Code of Ethics and Code of Business Conduct, including in dealing with DRS's stakeholders, such as our customers and vendors.

Long-Term Incentive Awards

        Long-term incentives, in the form of stock option grants and grants of restricted stock or restricted stock units, also focus on performance and link executive rewards with growth in stockholder value over time.

        DRS's 1996 Omnibus Plan, which has been approved by our stockholders, is designed to give the committee (functioning as the Stock Option Committee under the 1996 Omnibus Plan) the flexibility to make annual long-term incentive awards that are comparable to those found in the marketplace in which DRS competes for executive talent. Stock options link compensation to the future return of DRS's stock on an absolute basis. Such awards are integral components of our compensation packages and are intended to provide executive officers with strong incentive to increase DRS's value. All options awarded to executive officers and other key personnel in fiscal 2005 have an exercise price equal to the closing market price of our common stock on the day preceding the date of grant and are subject to a four-year vesting schedule.

2005 Chief Executive Officer's Compensation

        Mr. Newman's compensation was based on the policies described above. The committee considered the compensation paid to chief executive officers and other members of senior management of comparable companies, as well as Mr. Newman's strategic, financial and leadership skills, and considered the advice of Mercer. Mr. Newman's base salary for fiscal 2005 was $780,000, representing a 7% increase over his salary for fiscal 2004. Mr. Newman's bonus award for fiscal 2005 was computed on the basis of a formula that applied a weighted performance factor to a target award established for his salary level. The weighted performance factor was derived as a result of Mr. Newman's achievement of certain individual and Company performance targets including, but not limited to, the achievement of a certain level of revenues, operating income, bookings and return on invested capital for fiscal 2005. The committee determined that Mr. Newman had continued to successfully lead DRS during an ever-changing and intensely competitive environment, including the integration of a major strategic acquisition that doubled the size of the Company and through implementation of a successful debt offering.

2005 Compensation for Other Executive Officers

        Base salary and bonus awards for the other executive officers were computed by the committee on a basis similar to that used for Mr. Newman, using specific target awards that had been established for each individual's salary level, and considering Mr. Newman's assessment of each officer's accomplishments and performance. In making its determination of salary increases and regular bonus awards for the other executives, the committee also considered the advice of Mercer.

Section 162(m) Policy

        Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation paid to the Chief Executive Officer and the four most highly compensated executive officers (the "covered employees") in excess of the statutory minimum of $1 million per covered employee. Compensation which is "performance based" is not subject to this statutory minimum on deductibility. The committee's general policy is, where feasible, to structure the compensation paid to the covered employees so as to allow it to be deductible under Section 162(m) of the Code; however, the committee retains the flexibility, where necessary to meet competitive market pressures and promote incentive and retention goals, to pay compensation which may not be so deductible. For fiscal 2005, all of the compensation paid to the covered employees was deductible under Section 162(m). Because Mr. Kaplan is not an independent director for purposes of Section 162(m), he recuses himself from the Executive Compensation Committee actions which are subject to the requirements of that section.

    The Executive Compensation Committee:

    Mark N. Kaplan, Chairman
    Ira Albom
    Steven S. Honigman
    Stuart F. Platt
    Dennis J. Reimer

REPORT OF THE AUDIT COMMITTEE

        In accordance with the rules of the SEC, the Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC and shall not be deemed to be incorporated by reference in any of our Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

        The Audit Committee assists the board in oversight of DRS's accounting, auditing and financial reporting practices. The committee's function is more fully described in its written charter, which was adopted by the board of directors on May 17, 2002 and amended and restated by the board on May 13, 2004 to be consistent with the provisions of the Sarbanes-Oxley Act of 2002, as well as the corporate governance rules issued by the Securities and Exchange Commission and the New York Stock Exchange, as they relate to audit committee requirements.

        The Audit Committee consists of four members, each of whom is independent based on the New York Stock Exchange listing rules. Each member of the committee also satisfies the SEC's additional requirements for members of audit committees. In addition, our board of directors has determined that William F. Heitmann and C. Shelton James are "audit committee financial experts," as defined by SEC rules.

        Management is responsible for DRS's financial reporting process and for maintaining a system of internal controls over financial reporting and disclosure controls and procedures. KPMG LLP, our independent registered public accounting firm, is responsible for performing an independent audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) of DRS's annual consolidated financial statements, for issuing a report thereon, and for auditing management's assessment of the effectiveness, and the effectiveness, of DRS's internal controls over financial reporting and for expressing an opinion thereon.

        In performing its oversight function, the committee reviewed and discussed the audited consolidated financial statements for the year ended March 31, 2005 with management and KPMG. In addition, the commitee reviewed and discussed with management and the internal auditors the quality and adequacy of DRS's internal controls, the overall quality of DRS's financial reporting, the results of the internal audit examinations and management's report on internal controls over financial reporting. The committee also discussed with KPMG all matters required by the standards of the PCAOB, including those described in Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees, and, with and without management present, discussed and reviewed the results of KPMG's examination of the financial statements and management's assessment of the effectiveness and the effectiveness of DRS's internal controls over financial reporting.

        The Audit Committee obtained from KPMG the written disclosures and a formal written statement describing all relationships between them and DRS that might bear on the firm's independence consistent with the requirements of Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The committee discussed with KPMG any relationships that may have an impact on their objectivity and independence and considered the compatibility of permissible non-audit services with their independence, and satisfied itself as to the firm's independence. Throughout the year, the committee pre-approved all professional services provided to DRS by KPMG.

        Based on the above-mentioned review and discussions with management, the internal auditors and KPMG as described in this report, and subject to the limitation on the role and responsibilities of the Audit Committee, the committee recommended to the board of directors that the management report on internal control over financial reporting and the audited consolidated financial statements be included in DRS's Annual Report on Form 10-K for the fiscal year ended March 31, 2005 to be filed with the Securities and Exchange Commission. The committee selected, and the board of directors has ratified, subject to stockholder ratification, KPMG as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2006.

The Audit Committee:
William F. Heitmann, Chairman Donald C. Fraser C. Shelton James Eric J. Rosen

PERFORMANCE GRAPH

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on DRS common stock against the total return of the NYSE Market Index and a peer group index consisting of companies comprising the Standard Industrial Classification (SIC) Codes 3812, Search and Navigation Equipment, and 3827, Optical Instruments and Lenses. A listing of the companies included in these SIC Codes is available through publications, such as the Standard Industrial Classification Manual, and computer databases, such as Dialog Information Systems.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
AMONG DRS TECHNOLOGIES, INC. COMMON STOCK,
NYSE MARKET INDEX AND PEER GROUP INDEX

*
Assumes that the value of the investment in DRS common stock and each index was $100 on April 1, 2000 and that dividends, if any, were reinvested.

	2000	2001	2002	2003	2004	2005
DRS Technologies, Inc.	100	158.39	417.11	251.67	281.56	427.67
NYSE Market Index	100	92.81	95.35	73.12	102.10	110.71
Peer Group	100	103.06	140.54	115.98	152.12	182.93

STOCKHOLDERS' PROPOSALS

        Any stockholder who desires to submit a proposal for inclusion in the proxy materials for our 2006 annual meeting of stockholders must comply with the requirements concerning both the eligibility of the proponent and the form and substance of the proposal established by applicable law and regulations. We must receive such proposal, directed to DRS's Secretary, 5 Sylvan Way, Parsippany, New Jersey 07054, no later than the close of business on March 8, 2006 or the date that is 120 calendar days prior to the anniversary of the mailing date of this proxy.

        The advance notice provisions of the by-laws provide that stockholders are required to give advance notice to us of (i) any stockholder-proposed director nomination or (ii) any business to be introduced by a stockholder at any annual meeting. The advance notice provisions provide that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director or directors at an annual meeting only if written notice of such stockholder's intent has been given to DRS's Secretary not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the stockholder's written notice of such intent must be given within 10 days before or after such anniversary date. In the case of a special meeting of stockholders called for the purpose of electing directors, to be timely, a stockholder's notice must be delivered to or mailed and received not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made by us, whichever first occurs. The Chairman of the meeting may determine that the nomination of any person was not made in compliance with the advance notice provisions.

        The advance notice provisions further provide that, for business to be properly introduced by a stockholder when such business is not specified in the notice of meeting or brought by or at the direction of the board, the stockholder must have given notice not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder must be given 10 days before or after such anniversary date. The chairman of the meeting may, if the facts warrant, determine and declare that any business was not properly brought before such meeting and such business will not be transacted.

OTHER MATTERS

        The board is not aware of any business to come before the meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the meeting, the proxies confer discretionary authority with respect to acting on such other matters, and the persons named in the proxies intend to vote, act and consent in accordance with their best judgment.

SOLICITATION EXPENSES

        We will pay the costs of this solicitation. Proxies will be solicited principally by mail, but our officers and employees may make some telephone or personal solicitations of stockholders. DRS officers or employees who make or assist in such solicitations will receive no compensation for doing so other than their regular salaries, but may be reimbursed for out-of-pocket expenses in connection with the solicitation. We will request brokers, banks and other custodians or fiduciaries holding shares in their names or in the names of nominees to forward copies of the proxy soliciting materials to the beneficial owners of the shares, and we will reimburse them for their reasonable expenses incurred in doing so.

HOUSEHOLDING INFORMATION

        The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker, if your shares are held in a brokerage account, or the Company, if you hold registered shares. You can notify the Company by sending a written request to: 5 Sylvan Way, Parsippany, New Jersey 07054, Attention: Vice President, Corporate Communications and Investor Relations.

COPIES OF ANNUAL REPORT TO STOCKHOLDERS

        A copy of our Annual Report on Form 10-K filed with the SEC for our latest fiscal year will be mailed to stockholders entitled to vote at the meeting with these proxy materials and also is available without charge to stockholders upon written request to the Company at: 5 Sylvan Way, Parsippany, New Jersey 07054, Attention: Vice President, Corporate Communications and Investor Relations.

GENERAL

        UPON RECEIPT OF A WRITTEN REQUEST, WE WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2005 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO PATRICIA WILLIAMSON, VICE PRESIDENT, CORPORATE COMMUNICATIONS AND INVESTOR RELATIONS, DRS TECHNOLOGIES, INC., 5 SYLVAN WAY, PARSIPPANY, NEW JERSEY 07054. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                      By Order of the Board of Directors,

                      Nina Laserson Dunn
                      Secretary

Dated: June 29, 2005

GENERAL

        UPON RECEIPT OF A WRITTEN REQUEST, WE WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2005 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO PATRICIA WILLIAMSON, VICE PRESIDENT, CORPORATE COMMUNICATIONS AND INVESTOR RELATIONS, DRS TECHNOLOGIES, INC., 5 SYLVAN WAY, PARSIPPANY, NEW JERSEY 07054. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                      By Order of the Board of Directors,

                      Nina Laserson Dunn
                      Secretary

Dated: June 29, 2005

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Items 1 and 2.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

		FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below
1.	To approve the election of all director nominees listed below:	☐	☐
		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of the independent registered public accounting firm	☐	☐	☐

(INSTRUCTION: To withhold authority to vote for any of the nominees, strike a line through the nominee's name below.)

Nominees: 01 Mark S. Newman, 02 Donald C. Fraser, 03 Steven S. Honigman

PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature	Signature	Date

Please sign as your name appears above. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail.

Internet http://www.proxyvoting.com/drs		Telephone 1-866-540-5760		Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by internet or by telephone,
you do NOT need to mail back your proxy card.

DRS TECHNOLOGIES, INC.

Proxy Solicited on Behalf of the Board of Directors
For the Annual Meeting of Stockholders to Be Held on August 4, 2005

The undersigned, revoking all previous proxies, appoints Mark S. Newman and Nina Laserson Dunn, and each of them, acting unanimously if more than one be present, attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the annual meeting of stockholders of DRS Technologies, Inc. (the "Company") to be held on August 4, 2005, and at any adjournments thereof, and to vote all shares of common stock of the Company which the undersigned is entitled to vote, on all matters coming before said meeting. The proxies are instructed to vote as directed below with respect to the matters listed hereon and in their discretion on all other matters coming before the meeting.

(continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

You can now access your DRS Technologies, Inc. account online.

Access your DRS Technologies, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for DRS Technologies, Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status • View certificate history • View payment history for dividends	• Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS AUGUST 4, 2005
ELECTION OF DIRECTORS
RATIFYING THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
PENSION PLAN TABLE(a)
STOCK OPTIONS
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLANS
CODE OF ETHICS
EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN* AMONG DRS TECHNOLOGIES, INC. COMMON STOCK, NYSE MARKET INDEX AND PEER GROUP INDEX
STOCKHOLDERS' PROPOSALS
OTHER MATTERS
SOLICITATION EXPENSES
HOUSEHOLDING INFORMATION
COPIES OF ANNUAL REPORT TO STOCKHOLDERS
GENERAL
GENERAL